Exhibit 99.1

***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, Suite 1134	Tel: (801) 524-4787
Salt Lake City, Utah	November 21, 2005
Harris H. Simmons
Chairman/Chief Executive Officer

FEDERAL RESERVE BOARD APPROVES ZIONS BANCORPORATION’S

PROPOSED ACQUISITION OF AMEGY

Transaction Expected to Close on or about December 3, 2005

SALT LAKE CITY, November 21, 2005 — On Friday, November 18, 2005, the Board of Governors of the Federal Reserve System approved Zions Bancorporation’s (“Zions”) (NASDAQ: ZION) application to acquire Amegy Bancorporation, Inc. (NASDAQ: ABNK) and its subsidiary, Amegy Bank N.A. The proposed transaction was approved by shareholders of Amegy at a special meeting of shareholders on October 11, 2005.

“We are excited at the prospect of Amegy joining our collection of great banks, and look forward to our association with their many talented employees and excellent clients,” said Harris H. Simmons, chairman and chief executive officer of Zions. “This transaction adds one of the largest and fastest growing markets in the country to our already outstanding footprint,” added Mr. Simmons.

The parties expect to close the transaction on or about December 3, 2005, subject to the continued effectiveness of all regulatory approvals and satisfaction of customary closing conditions.

Zions is paying a combination of Zions common stock and cash for Amegy shares. Amegy shareholders have until 5:00 p.m. Mountain Time on November 26, 2005, to elect their preferred

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form of consideration, subject to proration and adjustment as described in the merger agreement. The preliminary results of the election will be announced promptly after they have been tabulated. Election forms are available electronically at www.zionsbancorporation.com and www.amegybank.com. They can also be obtained by calling Zions First National Bank, the Exchange Agent for the merger, at 1-888-416-5176.

Forward-Looking Statements

Statements contained in this filing which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Zions Bancorporation and Amegy Bancorporation, Inc., including future financial and operating results and performance; statements about Zions Bancorporation’s and Amegy Bancorporation, Inc.’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates”, “will”, “should”, “may” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of the management of Zions Bancorporation and Amegy Bancorporation, Inc. and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Zions Bancorporation and Amegy Bancorporation, Inc. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Zions Bancorporation and Amegy Bancorporation, Inc. may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs,

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customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) adverse governmental or regulatory policies may be enacted; (6) competition from other financial services companies; (7) economic conditions, either nationally or locally in areas in which Zions Bancorporation and Amegy Bancorporation, Inc. conduct their operations, being less favorable than expected; (8) changes in the interest rate environment reducing expected interest margins; and (9) legislation or regulatory changes, which adversely affect the ability of Zions Bancorporation or Amegy Bancorporation, Inc. to conduct the businesses in which they are engaged. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2004 Annual Reports on Form 10-K of Zions Bancorporation and Amegy Bancorporation, Inc. filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). Neither Zions Bancorporation nor Amegy Bancorporation, Inc. undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through nearly 400 offices and 500 ATMs in eight Western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Utah, and Washington. The company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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